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                                                                    EXHIBIT 99.2



                             [GREY WOLF LETTERHEAD]


                                                                   PRESS RELEASE


                        Contact: David W. Wehlmann
                                 Senior Vice President & Chief Financial Officer
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                                AMEX SYMBOL : GW


FOR IMMEDIATE RELEASE: HOUSTON, TEXAS - MARCH 30, 2000, GREY WOLF, INC. ANNOUNCES $52 MILLION STOCK OFFERING

Houston, Texas, March 30, 2000--Grey Wolf, Inc. ("Grey Wolf" or the "Company") (AMEX-GW), announced today the offering of 13,000,000 shares of its common stock in an underwritten offering at a net price of $4.00 per share. The Company expects to close the offering on April 4, 2000. Johnson Rice & Company L.L.C. will serve as sole underwriter for the offering.

The net proceeds from the offering will be used to purchase five top drive units, for capital expenditures to return some of Company's rigs to marketed status when market conditions justify their reactivation and for general corporate purposes including working capital.

Grey Wolf, headquartered in Houston, Texas, is a provider of contract oil and gas land drilling services in the Ark-La-Tex, Gulf Coast, Mississippi/Alabama and South Texas regions with a total domestic drilling rig fleet of 120.

This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offering of these securities will only be made by the prospectus and the related prospectus supplement. Copies of the prospectus and the related prospectus supplement are available from Johnson Rice & Company L.L.C., 639 Loyola Ave., Suite 2775, New Orleans, LA 70113, 504/584-1231.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this press release that address activities or events the Company believes will or may occur in the future are forward-looking statements. These forward-looking statements are subject to a number of important factors, many of which are beyond the Company's control, that could cause actual results to differ materially. Please refer to our Annual Report on Form 10-K for the year ended December 31, 1999, for additional information concerning risk factors that could cause actual results to differ from these forward-looking statements.